Exhibit 99.1

KINGSWAY PROVIDES FURTHER UPDATE ON 2018 FORM 10-K FILING

Itasca, Illinois (May 30, 2019) - (NYSE: KFS) Kingsway Financial Services Inc. (“Kingsway” or the “Company”) today provided a further update related to the delayed filing of its Annual Report on Form 10-K for the fiscal year ended December 31, 2018.
The Company originally issued a press release dated March 14, 2019 reporting certain unaudited 2018 fourth quarter and year-end financial results. The Company subsequently issued a press release dated April 16, 2019 announcing that its outside independent auditors required more time to complete their work and stating that certain of its limited liability investments, previously accounted for under the equity method of accounting, will now be accounted for on a consolidated basis. In its April 16, 2019 press release, the Company described, among other things, adjustments expected to increase shareholders’ equity by approximately $4 million; improve net loss by approximately $1.2 million; and improve net loss attributable to common shareholders by approximately $0.8 million. The Company’s estimates of those adjustments have not changed.
Since its April 16, 2019 press release, the Company has identified the following two additional adjustments related to the consolidation of certain of its limited liability investments, which it intends to reflect in its 2018 Form 10-K, compared to the unaudited 2018 fourth quarter and year-end financial results released on March 14, 2019. Kingsway expects to reduce by $0.3 million, in order to reflect a fair value adjustment, the carrying value related to one of the underlying equity investments held by one of the limited liability companies being consolidated. Kingsway also expects to reclassify $0.3 million related to a fair value adjustment to another one of the underlying equity investments held by one of the limited liability companies being consolidated. This item was originally recorded in other comprehensive income by the limited liability company but will now be recorded as a reduction of investment income. The Company anticipates that the effect of these two additional adjustments will be to reduce investment income by $0.6 million and reduce shareholders’ equity by $0.3 million.
The Company also identified an adjustment related to the accounting for its Class A preferred stock and Series C warrants issued February 3, 2014. Kingsway has determined that some of the proceeds from that capital raise should have been allocated to the Series C warrants and to a beneficial conversion feature related to the embedded conversion option in the Class A preferred stock. The allocated proceeds should have been recorded as additional paid in capital in shareholders’ equity with an offsetting discount to the carrying value of the Class A preferred stock, which discount would then have been amortized into shareholders’ equity through the Class A preferred stock mandatory redemption date of April 1, 2021. As a result, Kingsway expects the effect on the Company’s consolidated balance sheet at December 31, 2018 from this adjustment will be an increase in shareholders’ equity and an offsetting decrease to the carrying value of the Class A preferred stock compared to the unaudited 2018 fourth quarter and year-end financial results released on March 14, 2019. Kingsway expects the effect on the Company’s consolidated statement of operations for the year ended December 31, 2018 as a result of this adjustment to the Class A preferred stock carrying value will be negligible compared to the unaudited 2018 fourth quarter and year-end financial results released on March 14, 2019.
The Company notes that all of these adjustments represent non-recurring, non-cash adjustments and that the adjustments are unrelated to its operating segments with the exception of the $0.2 million revenue reclassification in its Extended Warranty segment between the years ended December 31, 2018 and December 31, 2017 that was described in its April 16, 2019 press release.
Kingsway’s auditors have not completed their audit procedures, so, until such time that the Company’s auditors have completed their audit procedures, there remains the possibility of additional adjustments to the financial results released by Kingsway on March 14, 2019. Kingsway will continue to work with its auditors with the objective of filing its Annual Report on Form 10-K for the fiscal year ended December 31, 2018 as soon as practicable.

Exhibit 99.1

About the Company
Kingsway is a holding company that owns or controls subsidiaries primarily in the extended warranty, asset management and real estate industries. The common shares of Kingsway are listed on the New York Stock Exchange under the trading symbol “KFS.”

Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical facts, and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. Words such as “expects,” “believes,” “anticipates,” “intends,” “estimates,” “seeks” and variations and similar words and expressions are intended to identify such forward-looking statements. Such forward-looking statements relate to future events or future performance, but reflect Kingsway management’s current beliefs, based on information currently available. These statements include the Company’s expectations as to the timing and outcome of its audit and the filing of its 2018 Form 10-K. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the section entitled “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2018. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Additional Information
Additional information about Kingsway, including a copy of its 2017 Annual Report and filings on Forms 10-Q and 8-K, can be accessed on the Canadian Securities Administrators’ website at www.sedar.com, on the EDGAR section of the U.S. Securities and Exchange Commission’s website at www.sec.gov or through the Company’s website at www.kingsway-financial.com.